      A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE.

                            SUN HILL INDUSTRIES, INC.
                        1,000,000 SHARES OF COMMON STOCK
                                       AND
                2,000,000 CLASS A COMMON STOCK PURCHASE WARRANTS
                                       AND
                  100,000 INITIAL SELLING SECURITYHOLDER SHARES

                           SELECTED DEALERS AGREEMENT

                                                   _____________________, 1996

Dear Sirs:

      1. Biltmore Securities, Inc., named as the Underwriter in the enclosed Preliminary Prospectus (the "Representative" or "Underwriter"), proposes to offer on a firm commitment basis, subject to the terms and conditions and execution of the Underwriting Agreement, 1,000,000 Shares (the "Shares") of common stock par value $.001 per share (the "Common Stock") of Sun Hill Industries, Inc. (the "Company") 2,000,000 Class A Common Stock Purchase Warrants (the "Warrants") and 100,000 Shares of Common Stock which are owned by the Kookeroonie Trust (the "Initial Selling Securityholder Shares"). The Shares, the Warrants and the Initial Selling Securityholder Shares are more particularly described in the enclosed Preliminary Prospectus, additional copies of which, as well as the Prospectus (after effective date), will be supplied in reasonable quantities upon request.

      2. The Underwriter is soliciting offers to buy the Shares, the Warrants and the Initial Selling Securityholder Shares, upon the terms and conditions hereof, from Selected Dealers, who are to act as principals, including you, who are (i) registered with the Securities and Exchange Commission (the "Commission") as broker-dealers under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and members in good standing with the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) dealers of institutions with their principal place of business located outside the United States, its territories and possessions and not registered under the 1934 Act who agree to make no sales within the United States, its territories and possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's interpretation with respect to free-riding and withholding. The Shares, the Warrants and the Initial Selling Securityholder

Shares are to be offered to the public at a price of $4.00 per Share, $.25 per Warrant and $4.00 per Initial Selling Securityholder Share, respectively. Selected Dealers will be allowed a concession of not less than _____% of the offering price. You will be notified of the precise amount of such concession prior to the effective date of the registration statement (the "Effective Date"). The offer is solicited subject to the issuance and delivery of the Shares, the Warrants and the Initial Selling Securityholder Shares and their acceptance by the Underwriter, to the approval of legal matters by counsel and to the terms and conditions as set forth herein.

      3. Your offer to purchase may be revoked in whole or in part without obligation or commitment of any kind by you any time prior to acceptance and no offer may be accepted by us and no sale can be made until after the registration statement covering the Shares, the Warrants and the Initial Selling Securityholder Shares has become effective with the Commission. Subject to the foregoing, upon execution by you of the Offer to Purchase below and the return of same to us, you shall be deemed to have offered to purchase the number of the Shares, Warrants and Initial Selling Securityholder Shares set forth in your offer on the basis set forth in paragraph 2 above. Any oral notice by us of acceptance of your offer shall be immediately followed by written or telegraphic confirmation preceded or accompanied by a copy of the Prospectus. If a contractual commitment arises hereunder, all the terms of this Selected Dealers Agreement shall be applicable. We may also make available to you an allotment to purchase Shares, Warrants and Initial Selling Securityholder Shares, but such allotment shall be subject to modification or termination upon notice from us any time prior to an exchange of confirmations reflecting completed transactions. All references hereafter in this Agreement to the purchase and sale of the Shares, Warrants and Initial Selling Securityholder Shares assume and are applicable only if contractual commitments to purchase are completed in accordance with the foregoing.

      4. You agree that in re-offering the Shares, Warrants and Initial Selling Securityholder Shares, if your offer is accepted after the Effective Date, you will make a bona fide public distribution of same. You will advise us upon request of the Shares, Warrants and Initial Selling Securityholder Shares purchased by you remaining unsold, and we shall have the right to repurchase such Shares, Warrants and Initial Selling Securityholder Shares upon demand at the public offering price less the concession as set forth in paragraph 2 above. Any of the Shares, Warrants and Initial Selling Securityholder Shares purchased by you pursuant to this Agreement are to be re-offered by you to the public at the public offering price, subject to the terms hereof and shall not be offered or sold by you below the public offering price before the termination of this Agreement.

      5. Payment for the Shares, Warrants and Initial Selling Securityholder Shares which you purchase hereunder shall be made by you on such date as we may determine by certified or bank cashier's check payable in New York Clearinghouse funds to Biltmore Securities, Inc. Certificates for the securities shall be delivered as soon as practicable at the offices of Biltmore Securities, Inc.,

6700 N. Andrews Avenue, Fort Lauderdale, Fl. 33309. Unless specifically authorized by us, payment by you may not be deferred until delivery of certificates to you.

      6. A registration statement covering the offering has been filed with the Commission in respect to the Shares, the Warrants and the Initial Selling Securityholder Shares. You will be promptly advised when the registration statement becomes effective. Each Selected Dealer in selling the Shares, the Warrants and the Initial Selling Securityholder Shares pursuant hereto agrees (which agreement shall also be for the benefit of the Company) that it will comply with the applicable requirements of the Securities Act of 1933, as amended and of the 1934 Act and any applicable rules and regulations issued under said Acts. No person is authorized by the Company or by the Representative to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Shares, the Warrants and the Initial Selling Securityholder Shares. Nothing contained herein shall render the Selected Dealers a member of the underwriting group or partners with the Representative or with one another.

      7. You will be informed by us as to the states in which we have been advised by counsel that the Shares, Warrants and Initial Selling Securityholder Shares have been qualified for sale or are exempt under the respective securities or blue sky laws of such states, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Shares, Warrants or Initial Selling Securityholder Shares in any state.

      8. The Underwriter shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Underwriter shall not be under any liability to you, except such as may be incurred under the Securities Act of 1933, as amended and the rules and regulations thereunder, except for lack of good faith and except for obligations assumed by us in this Agreement, and no obligation on our part shall be implied or inferred herefrom.

      9. Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate when the offering is completed.

Nothing herein contained shall be deemed a commitment on our part to sell you any of the Shares, the Warrants or the Initial Selling Securityholder Shares; such contractual commitment can only be made in accordance with the provisions of paragraph 3 hereof.

      10. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("Association") and registered as a broker-dealer or are not eligible for membership under Section I of the By-Laws of the Association who agree to make no sales within the United States, its territories, or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's interpretation with respect to free-riding and withholding. Your attention is called to the following: (a) Article III, Sections 1, 8, 24, 25, 26 and 36 of the Rules of Fair Practice of the Association and the interpretations of said Section promulgated by the Board of Governors of such Association including the interpretation with respect to "Free-Riding and Withholding"; (b) Section 10(b) of the 1934 Act and Rules 10b-6 and 10b-10 of the general rules and regulations promulgated under said Act; (c) Securities Act Release #3907; (d) Securities Act Release #4150; and (e) Securities Act Release #4968 requiring the distribution of a Preliminary Prospectus to all persons reasonably expected to be purchasers of shares from you at least 48 hours prior to the time you expect to mail confirmations. You, if a member of the Association, by signing this Agreement, acknowledge that you are familiar with the cited law, rules, and releases, and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Shares, Warrants and Initial Selling Securityholder Shares.

      11. In addition to compliance with the provisions of paragraph 10 hereof, you will not, until advised by us in writing or by wire that the entire offering has been distributed and closed, bid for or purchase the Shares, Warrants or Initial Selling Securityholder Shares or their component securities in the open market or otherwise make a market in such securities or otherwise attempt to induce others to purchase such securities in the open market. Nothing contained in this paragraph 11 shall, however, preclude you from acting as agent in the execution of unsolicited orders of customers in transactions effectuated for them through a market maker.

      12. You understand that the Underwriter may in connection with the offering engage in stabilizing transactions. If the Underwriter contracts for or purchases in the open market in connection with such stabilization any of the Shares, Warrants or Initial Selling Securityholder Shares sold to you hereunder and not effectively placed by you, the Underwriter may charge you the Selected Dealer's concession originally allowed you on the Shares, Warrants and Initial Selling Securityholder Shares so purchased, and you agree to pay such amount to us on demand.

      13. By submitting an Offer to Purchase you confirm that your net capital is such that you may, in accordance with Rule 15c3-1 adopted under the 1934 Act, agree to purchase the number of the Shares, Warrants and Initial Selling Securityholder Shares you may become obligated to purchase under the provisions of this Agreement.

      14. You agree that (i) you shall not recommend to a customer the purchase of the Shares, Warrants or Initial Selling Securityholder Shares unless you shall have reasonable grounds to believe that the recommendation is suitable for such customer on the basis of information furnished by such customer concerning the customer's investment objectives, financial situation and needs, and any other information known to you, (ii) in connection with all such determinations, you shall maintain in your files the basis for such determination, and (iii) you shall not execute any transaction in the Shares, the Warrants or the Initial Selling Securityholder Shares in a discretionary account without the prior specific written approval of the customer.

      15. All communications from you should be directed to us at the office of the Underwriter, Biltmore Securities, Inc., 6700 N. Andrews Avenue, Fort Lauderdale, Fl. 33309. All communications from us to you shall be directed to the address to which this letter is mailed.


                                 Very truly yours,

                                 BILTMORE SECURITIES, INC.


                                 By:  ______________________________
                                      Name:
                                      Title:

ACCEPTED AND AGREED TO AS OF THE _____
DAY OF _____________________, 1995
[Name of Dealer]


By:   ______________________________
      Name:
      Title:

To:   Biltmore Securities, Inc.
      6700 N. Andrews Avenue
      Fort Lauderdale, Fl. 33309

      We hereby subscribe for _____________ shares (the "Shares") of Sun Hill Industries, Inc., each Share consisting of one (1) share of common stock, par value $.001 per share (the "Common Stock") and ____ Common Stock purchase warrants (the "Warrants"), each to purchase one share of Common Stock and ____ Initial Selling Securityholder Shares in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Shares, Warrants and Initial Selling Securityholder Shares. We further state that in purchasing said Shares, Warrants and Initial Selling Securityholder Shares we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, and if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with the provisions of Sections 8 and 36 of Article III thereof as that Section applies to non-member foreign dealers.

                                [Name of Dealer]

                                ___________________________________


                                By:  ______________________________

                                Address


                                ___________________________________

                                ___________________________________



Dated _____________________, 1996


                                        3